Exhibit 99

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
July 27, 2006	Media: Patricia Cameron 318.388.9674
patricia.cameron@centurytel.com
Investors: Tony Davis 318.388.9525
tony.davis@centurytel.com

CenturyTel Reports Second Quarter Earnings

Monroe, La… CenturyTel, Inc. (NYSE: CTL) announces operating results for second quarter 2006.

•	Net income, excluding nonrecurring items, declined 13.6% to $73.6 million compared to $85.1 million in second quarter 2005. Reported under GAAP, second quarter 2006 net income was $152.4 million.

•	Diluted earnings per share, excluding nonrecurring items, decreased 4.7% to $.61 from $.64 in second quarter 2005. Reported under GAAP, second quarter 2006 diluted earnings per share was $1.26.

•	Free cash flow (as defined in the attached financial schedules), excluding nonrecurring items, was $135.0 million in second quarter 2006 compared to $113.6 million in second quarter 2005.

Second Quarter Highlights	Quarter Ended	Quarter Ended
(Excluding nonrecurring items)	6/30/2006	6/30/2005		% Change
(In thousands, except per share amounts and customer units)

Operating Revenues	$609,131	$606,413		0.4%
Operating Cash Flow (1)	$297,069	$316,334		(6.1)%
Net Income	$73,562	$85,118		(13.6)%
Diluted Earnings Per Share	$0.61	$0.64		(4.7)%
Average Diluted Shares Outstanding	121,636	135,345		(10.1)%
Capital Expenditures	$70,367	$102,011		(31.0)%

Telephone Access Lines	2,168,317	2,273,279	(2)	(4.6)%
High-speed Internet Customers	312,853	194,847		60.60%

(1) Operating Cash Flow is a non-GAAP financial measure. A reconciliation of this item to comparable GAAP measures is included in the attached financial schedules.
(2) Includes approximately 2,000 access lines in our Arizona telephone properties which were sold in second quarter 2006.

“CenturyTel delivered solid results as we experienced strong demand for broadband services and communications bundles during the quarter,” Glen F. Post, III, chairman and chief executive officer, said. “The 60% growth in high-speed Internet customers and 45% growth in related revenues over the past twelve months reflect CenturyTel’s focus on being the broadband provider of choice in our markets.”

Operating revenues rose 0.4% to $609.1 million in second quarter 2006 from $606.4 million in second quarter 2005. This increase primarily resulted from revenues from metro fiber assets acquired in mid-2005 and data revenue growth from high-speed Internet subscribers. These increases more than offset revenue declines attributable to access line losses and lower access revenues.

Operating expenses increased 5.6% to $443.9 million from $420.5 million in second quarter 2005 primarily due to growth in our high-speed Internet connections and expenses related to the metro fiber assets acquired in mid-2005.

Operating cash flow decreased to $297.1 million from $316.3 million. CenturyTel achieved an operating cash flow margin of 48.8% during the quarter versus 52.2% in second quarter 2005. This margin decline was principally driven by access line losses and lower USF and access revenues, along with the growth in lower margin services such as high-speed Internet, fiber transport and CLEC.

Net income, excluding nonrecurring items, was $73.6 million in second quarter 2006 compared to $85.1 million in second quarter 2005. The decrease was primarily driven by the decline in operating cash flow discussed above. Diluted earnings per share, excluding nonrecurring items, was $.61 for second quarter 2006, a 4.7% decrease from the $.64 reported in second quarter 2005. This decrease was driven by lower net income, which was partially offset by the 10.1% decline in average diluted shares outstanding that was a result of share repurchases since second quarter 2005.

As announced July 19, 2006, all repurchases under the Company’s February 2006 accelerated share repurchase agreements entered into with investment banks for approximately 14.36 million shares were recently completed and CenturyTel paid the banks $28.4 million cash as final settlement of the agreements. The Company has $500 million remaining under its $1 billion share repurchase program authorized in February of this year.

“We are pleased that the accelerated share repurchase program was completed in less than five months. We currently expect to continue purchasing shares under the remaining $500 million in the open market,” Post said.

  For the first six months of 2006, operating revenues, excluding nonrecurring items, increased to $1.219 billion from $1.202 billion for the same period in 2005. Operating cash flow, excluding nonrecurring items, was $594.7 million for the first half of 2006 compared to $625.4 million a year ago. Net income, excluding nonrecurring items, was $146.0 million in the first six months of 2006 compared to $165.1 million during the same period in 2005. Diluted earnings per share, excluding nonrecurring items, was $1.19 during the first half of 2006 compared to $1.23 in the first half of 2005.

  Under generally accepted accounting principles (GAAP), net income for second quarter 2006 was $152.4 million compared to $85.1 million for second quarter 2005 and diluted earnings per share for second quarter 2006 was $1.26 compared to $.64 for second quarter 2005. Second quarter 2006 net income and diluted earnings per share include a $72.4 million after-tax benefit related to the dissolution of the Rural Telephone Bank and a $6.4 million positive impact from the resolution of various income tax audit issues.

Net income under GAAP for the first six months of 2006 was $221.8 million compared to $164.7 million for the first six months of 2005 and diluted earnings per share for the first six months of 2006 was $1.80 compared to $1.23 for the first six months of 2005. See the accompanying financial schedules for detail of the Company’s nonrecurring items for the six months ended June 30, 2006 and 2005.

For the third quarter 2006, CenturyTel expects total revenues of $605 to $615 million and diluted earnings per share of $.57 to $.61. For the full year 2006, diluted earnings per share is expected to be in the range of $2.35 to $2.45, an increase over the $2.30 to $2.40 range previously provided. This increase in 2006 diluted earnings per share guidance is primarily due to the better than anticipated results during second quarter 2006 and the expectation of operating costs being lower in the second half of 2006 than previously anticipated.

These outlook figures exclude nonrecurring items and the potential impact of any future mergers, acquisitions, divestitures, refinancing, share repurchases or other similar business transactions.

Reconciliation to GAAP. This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow and adjustments to GAAP measures to exclude the effect of nonrecurring items. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial statements. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available in the Investor Relations portion of the Company’s Web site at www.centurytel.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

Investor Call. As previously announced, CenturyTel’s management will host a conference call at 10:30 a.m. Central Time today. Interested parties can access the call by dialing 866.814.1912. The call will be accessible for replay through August 2, 2006, by calling 888.266.2081 and entering the access code: 930453. Investors can also listen to CenturyTel’s earnings conference call and replay by accessing the Investor Relations portion of the Company’s Web site at www.centurytel.com prior to August 17, 2006.

In addition to historical information, this release includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of the Company. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry; the Company’s ability to effectively manage its expansion opportunities, including retaining and hiring key personnel; possible changes in the demand for, or pricing of, the Company’s products and services; the Company’s ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the Company’s ability to collect its receivables from financially troubled communications companies; the Company’s ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the effect of adverse weather; other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”); and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to the Company’s business are described in greater detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as updated by the Company’s subsequent SEC reports. You should be aware that new factors may emerge from time to time and it is not possible for management to identify all such factors, nor can it predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The information contained in this release is as of July 27, 2006. The Company undertakes no obligation to update any of its forward-looking statements for any reason.

CenturyTel (NYSE:CTL) is a leading provider of communications, high-speed Internet and entertainment services in small-to-mid-size cities through our broadband and fiber transport networks. Included in the S&P 500 Index, CenturyTel delivers advanced communications with a personal touch to customers in 25 states. Visit us at www.centurytel.com.

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CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED JUNE 30, 2006 AND 2005
(UNAUDITED)

	Three months ended June 30, 2006				Three months ended June 30, 2005

				As adjusted			As adjusted		Increase
		Less		excluding		Less	excluding		(decrease)
		non-		non-		non-	non-	Increase	excluding
	As	recurring		recurring	As	recurring	recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items	items	as reported	items

OPERATING REVENUES
Voice*	$216,786			216,786	221,708		221,708	(2.2%)	(2.2%)
Network access	221,586			221,586	239,404		239,404	(7.4%)	(7.4%)
Data	84,447			84,447	76,049		76,049	11.0%	11.0%
Fiber transport and CLEC	36,051			36,051	21,636		21,636	66.6%	66.6%
Other	50,261			50,261	47,616		47,616	5.6%	5.6%
	609,131	-		609,131	606,413	-	606,413	0.4%	0.4%

OPERATING EXPENSES
Cost of services and products	216,466			216,466	194,873		194,873	11.1%	11.1%
Selling, general and administrative	95,596			95,596	95,206		95,206	0.4%	0.4%
Depreciation and amortization	131,820			131,820	130,452		130,452	1.0%	1.0%
	443,882	-		443,882	420,531	-	420,531	5.6%	5.6%

OPERATING INCOME	165,249	-		165,249	185,882	-	185,882	(11.1%)	(11.1%)

OTHER INCOME (EXPENSE)
Interest expense	(50,639)			(50,639)	(49,647)		(49,647)	2.0%	2.0%
Income from unconsolidated cellular entity	2,076			2,076	724		724	186.7%	186.7%
Nonrecurring gains	118,649	118,649	(1)	-	-		-	-	-
Other income (expense)	2,734			2,734	1,220		1,220	124.1%	124.1%
Income tax expense	(85,701)	(39,843)	(2)	(45,858)	(53,061)		(53,061)	61.5%	(13.6%)
NET INCOME	$152,368	78,806		73,562	85,118	-	85,118	79.0%	(13.6%)

BASIC EARNINGS PER SHARE	$1.32	0.68		0.64	0.65		0.65	103.1%	(1.5%)
DILUTED EARNINGS PER SHARE	$1.26	0.65		0.61	0.64		0.64	96.9%	(4.7%)

AVERAGE SHARES OUTSTANDING
Basic	115,441			115,441	130,299		130,299	(11.4%)	(11.4%)
Diluted	121,636			121,636	135,345		135,345	(10.1%)	(10.1%)

DIVIDENDS PER COMMON SHARE	$0.0625			0.0625	0.0600		0.0600	4.2%	4.2%

NONRECURRING ITEMS
(1) - Includes gain recorded upon redemption of Rural Telephone Bank stock ($117.8 million) and gain recorded upon sale of Arizona properties ($.9 million).
(2) - Includes $46.3 million aggregate tax expense related to Item (1), net of $6.4 million net tax benefit due to the resolution of various income tax audit issues.

* Revenues previously reported as "Local service" and "Long distance" have been combined into this "Voice" category for all periods presented.

CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(UNAUDITED)

	Six months ended June 30, 2006				Six months ended June 30, 2005

				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice*	$434,235			434,235	446,208			446,208	(2.7%)	(2.7%)
Network access	446,832	1,128	(1)	445,704	469,682			469,682	(4.9%)	(5.1%)
Data	167,685	184	(1)	167,501	148,955			148,955	12.6%	12.5%
Fiber transport and CLEC	71,831			71,831	41,879			41,879	71.5%	71.5%
Other	100,197			100,197	94,971			94,971	5.5%	5.5%

	1,220,780	1,312		1,219,468	1,201,695	-		1,201,695	1.6%	1.5%

OPERATING EXPENSES
Cost of services and products	439,418	5,493	(1)	433,925	386,866			386,866	13.6%	12.2%
Selling, general and administrative	191,536	682	(1)	190,854	189,460			189,460	1.1%	0.7%
Depreciation and amortization	266,385			266,385	262,627			262,627	1.4%	1.4%
	897,339	6,175		891,164	838,953	-		838,953	7.0%	6.2%

OPERATING INCOME	323,441	(4,863)		328,304	362,742	-		362,742	(10.8%)	(9.5%)

OTHER INCOME (EXPENSE)
Interest expense	(100,725)			(100,725)	(102,272)	(1,196)	(4)	(101,076)	(1.5%)	(0.3%)
Income from unconsolidated cellular entity	4,149			4,149	2,037			2,037	103.7%	103.7%
Nonrecurring gains	118,649	118,649	(2)	-	-			-	-	-
Other income (expense)	5,258			5,258	2,755	(1,574)	(5)	4,329	90.9%	21.5%
Income tax expense	(128,979)	(37,976)	(3)	(91,003)	(100,528)	2,395	(6)	(102,923)	28.3%	(11.6%)

NET INCOME	$221,793	75,810		145,983	164,734	(375)		165,109	34.6%	(11.6%)

BASIC EARNINGS PER SHARE	$1.86	0.64		1.23	1.25			1.26	48.8%	(2.4%)
DILUTED EARNINGS PER SHARE	$1.80	0.61		1.19	1.23			1.23	46.3%	(3.3%)

AVERAGE SHARES OUTSTANDING
Basic	118,917			118,917	131,241			131,241	(9.4%)	(9.4%)
Diluted	124,798			124,798	136,257			136,257	(8.4%)	(8.4%)

DIVIDENDS PER COMMON SHARE	$0.1250			0.1250	0.1200			0.1200	4.2%	4.2%

NONRECURRING ITEMS
(1) - Severance and related costs due to workforce reduction, including revenue impact.
(2) - Includes gain recorded upon redemption of Rural Telephone Bank stock ($117.8 million) and gain recorded upon sale of Arizona properties ($.9 million).
(3) - Includes $44.4 million net tax expense related to Items (1) and (2), net of $6.4 million net tax benefit due to the resolution of various income tax audit issues.
(4) - Write-off of unamortized deferred debt costs associated with purchasing and retiring approximately $400 million of Series J notes.
(5) - Includes (i) $4.8 million debt extinguishment charge related to purchasing and retiring approximately $400 million of Series J notes, net of (ii) $3.2 million of interest income related to the settlement of various income tax audits.

(6) - Includes (i) $1.1 million net tax benefit of Items (4) and (5) and (ii) $1.3 million tax benefit related to the settlement of various income tax audits.

* Revenues previously reported as "Local service" and "Long distance" have been combined into this "Voice" category for all periods presented.

CenturyTel, Inc.
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2006 AND DECEMBER 31, 2005
(UNAUDITED)

	June 30, 2006		Dec. 31, 2005
		(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,769		158,846
Other current assets	238,483		264,170
Total current assets	240,252		423,016

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	7,844,529		7,801,377
Accumulated depreciation	(4,672,522)		(4,496,891)
Net property, plant and equipment	3,172,007		3,304,486

GOODWILL AND OTHER ASSETS
Goodwill	3,431,136		3,432,649
Other	590,589		602,556
Total goodwill and other assets	4,021,725		4,035,205

TOTAL ASSETS	$7,433,984		7,762,707

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$381,455		276,736
Other current liabilities	438,641		469,494
Total current liabilities	820,096		746,230

LONG-TERM DEBT	2,239,263		2,376,070
DEFERRED CREDITS AND OTHER LIABILITIES	1,073,065		1,023,134
STOCKHOLDERS' EQUITY	3,301,560		3,617,273

TOTAL LIABILITIES AND EQUITY	$7,433,984		7,762,707

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three months ended June 30, 2006				Three months ended June 30, 2005
				As adjusted			As adjusted
		Less		excluding		Less	excluding
		non-		non-		non-	non-
In thousands	As	recurring		recurring	As	recurring	recurring
	reported	items		items	reported	items	items

Operating cash flow and cash flow margin
Operating income	$165,249	-		165,249	185,882	-	185,882
Add: Depreciation and amortization	131,820			131,820	130,452		130,452
Operating cash flow	$297,069	-		297,069	316,334	-	316,334

Revenues	$609,131	-		609,131	606,413	-	606,413

Operating income margin (operating income divided by revenues)	27.1%			27.1%	30.7%		30.7%

Operating cash flow margin (operating cash flow divided by revenues)	48.8%			48.8%	52.2%		52.2%

Free cash flow (prior to debt service requirements and dividends)
Net income	$152,368	78,806	(1)	73,562	85,118	-	85,118
Add: Depreciation and amortization	131,820	-		131,820	130,452	-	130,452
Less: Capital expenditures	(70,367)	-		(70,367)	(102,011)	-	(102,011)
Free cash flow	$213,821	78,806		135,015	113,559	-	113,559

Free cash flow	$213,821				113,559
Nonrecurring gains	(118,649)				-
Income from unconsolidated cellular entity	(2,076)				(724)
Deferred income taxes	12,830				3,806
Changes in current assets and current liabilities	31,674				(8,669)
(Increase) decrease in other noncurrent assets	3,162				(119)
Increase in other noncurrent liabilities	593				145
Retirement benefits	7,548				6,513
Excess tax benefits from share-based compensation	(761)				-
Other, net	3,778				5,572
Add: Capital expenditures	70,367				102,011
Net cash provided by operating activities	$222,287				222,094

NONRECURRING ITEMS
(1) - Includes (i) $72.4 million after-tax gains recorded upon redemption of Rural Telephone Bank stock and sale of Arizona properties and (ii) $6.4 million net tax benefit due to the  resolution of various income tax audit issues.

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Six months ended June 30, 2006				Six months ended June 30, 2005
				As adjusted				As adjusted
		Less		excluding		Less		excluding
		non-		non-		non-		non-
	As	recurring		recurring	As	recurring		recurring
In thousands	reported	items		items	reported	items		items

Operating cash flow and cash flow margin
Operating income	$323,441	(4,863)	(1)	328,304	362,742	-		362,742
Add: Depreciation and amortization	266,385			266,385	262,627			262,627
Operating cash flow	$589,826	(4,863)		594,689	625,369	-		625,369

Revenues	$1,220,780	1,312	(1)	1,219,468	1,201,695	-		1,201,695

Operating income margin (operating income divided by revenues)	26.5%			26.9%	30.2%			30.2%

Operating cash flow margin (operating cash flow divided by revenues)	48.3%			48.8%	52.0%			52.0%

Free cash flow (prior to debt service requirements and dividends)
Net income	$221,793	75,810	(2)	145,983	164,734	(375)	(3)	165,109
Add: Depreciation and amortization	266,385	-		266,385	262,627	-		262,627
Less: Capital expenditures	(130,455)	-		(130,455)	(176,914)	-		(176,914)
Free cash flow	$357,723	75,810		281,913	250,447	(375)		250,822

Free cash flow	$357,723				250,447
Nonrecurring gains	(118,649)				-
Income from unconsolidated cellular entity	(4,149)				(2,037)
Deferred income taxes	22,352				25,947
Changes in current assets and current liabilities	(306)				18,954
(Increase) decrease in other noncurrent assets	969				(1,477)
Increase (decrease) in other noncurrent liabilities	1,550				(584)
Retirement benefits	14,926				12,517
Excess tax benefits from share-based compensation	(4,947)				-
Other, net	6,393				(1,768)
Add: Capital expenditures	130,455				176,914
Net cash provided by operating activities	$406,317				478,913

NONRECURRING ITEMS
(1) - Severance and related costs due to workforce reduction, including revenue impact.
   (2) - Includes (i) $72.4 million after-tax gains recorded upon redemption of Rural Telephone Bank stock and sale of Arizona properties, (ii) $3.0 million severance and related costs due to workforce reduction, including revenue impact, net of tax, and (iii) $6.4 million net tax benefit due to the resolution of various income tax audit issues.

   (3) - Includes (i) $3.7 million after-tax expense related to purchasing and retiring approximately $400 million of Series J notes, net of (ii) $3.3 million net benefit related to the settlement of various income tax audits.